Exhibit 1.1

13,400,000 Shares

PURPLE INNOVATION, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

February 8, 2023

BMO Capital Markets Corp.

KeyBanc Capital Markets Inc.

    As Representatives of the Several Underwriters

c/o BMO Capital Markets Corp.

151 W 42nd Street

New York, New York 10036

and

c/o KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Ladies and Gentlemen:

Purple Innovation, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 13,400,000 shares (the “Firm Shares”) of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), to the several underwriters (collectively, the “Underwriters”) named in Schedule I to this agreement (this “Agreement”), for whom BMO Capital Markets Corp. (“BMOCM”) and KeyBanc Capital Markets Inc. (“KeyBanc”) are acting as representatives (the “Representatives”). The Company has also agreed to grant to the Underwriters an option (the “Option”) to purchase up to an additional 2,010,000 shares of Common Stock (the “Option Shares”) on the terms set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, as amended (File No. 333-269005), covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement has been declared effective by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the base prospectus and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 7:30 P.M., New York City time, on February 8, 2023 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the preliminary prospectus dated February 8, 2023 (including any documents incorporated therein by reference) and the information included on Schedule III hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the

Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

The Company confirms as follows its agreement with the Representatives and the several other Underwriters:

1. Agreement to Sell and Purchase.

(a) Purchase of Firm Shares. On the basis of the representations, warranties and agreements of the Company contained herein and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the several Underwriters and each of the several Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price per share of $4.275 (the “Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof.

(b) Purchase of Option Shares. Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, all or less than all of the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The Option may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement, upon written notice (the “Option Shares Notice”) by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the “Option Closing Date”) setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On any Option Closing Date, the Company shall issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice and each Underwriter shall purchase from the Company such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

2. Delivery and Payment.

(a) Closing. Delivery of the Firm Shares shall be made to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters against payment of the Purchase Price by wire transfer of immediately available funds to the Company. Such payment shall be made at 10:00 a.m., New York City time, on the second business day (the third business day, should the offering be priced after 4:00 p.m., Eastern Time) after the date on which the first bona fide offering of the Firm Shares to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the “Closing Date”).

(b) Option Closing. To the extent the Option is exercised, delivery of the Option Shares against payment by the Representatives (in the manner and at the location specified above) shall take place at the time and date (which may be the Closing Date, but not earlier than the Closing Date) specified in the Option Shares Notice.

(c) Electronic Transfer. Electronic transfer of Shares shall be made at the time of purchase in such names and in such denominations as the Representatives shall specify.

(d) Stamp Tax. The Company shall pay, bear and hold the Underwriters harmless against any stamp duty, stamp duty reserve tax, and any other issue, transfer, registration, documentary, value added tax or sales tax or duty in any jurisdiction (“Stamp Tax”) which is payable in connection with: (i) the execution, delivery, consummation or enforcement of this Agreement; (ii) the grant, exercise or lapsing of the Option; (iii) the creation, allotment, or issue of any Shares; (iv) the initial entry of the Shares into the facilities of DTC; (v) the acquisition of the Shares by, or crediting or delivery of the Shares to or for the account of, the Underwriters (or any purchasers or subscribers procured by the Underwriters); or (vi) the sale and/or delivery of any Shares by any Underwriter to any initial purchaser in the manner contemplated in this Agreement.

3. Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, each Underwriter of the date hereof, the Applicable Time, the Closing Date and any Option Closing Date, as follows:

(a) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Securities have been and remain eligible for registration by the Company on Form S-3. Each of the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Date and any Option Closing Date complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Date and any Option Closing Date complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(b) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Date or at any Option Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, at the Closing Date and at any Option Closing Date, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), or at the Closing Date or at any Option Closing Date,

included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, and Written Testing-the-Waters Communication or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions, Penalty Bids and Market Making” and under the heading “Underwriting–Electronic Distribution,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(c) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(d) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer

(e) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(f) Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except, in the case of unaudited interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. Any selected financial data and summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(h) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(i) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended by the Company’s Form 10-K/A Amendment No. 1, incorporated by reference in the Registration Statement.

(j) Capitalization. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(k) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l) Authorization and Description of Shares. The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Class A Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability solely by reason of being such a holder.

(m) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(n) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, with respect to the Company’s subsidiaries in the case of clause (ii) above, for any violation that would not, singly or in the aggregate, result in a Material Adverse Effect and as would not have a Material Adverse Effect on the ability of the Underwriters to consummate the transactions contemplated by this Agreement. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(p) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(q) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(r) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Stock Market LLC, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(s) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(t) Title to Property. The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration

Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(u) Possession of Intellectual Property. Except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and (B) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein.

(v) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(w) Accounting Controls and Disclosure Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to the extent required by Rule 13a-15 under the 1934 Act Regulations, the Company and its subsidiaries taken as a whole maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness (as defined in Rule 1-02 of Regulation S-X of the 1933 Act Regulations) in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(x) Compliance with the Sarbanes-Oxley Act. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(y) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2021 have been filed and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(z) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of established repute and comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(aa) Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(bb) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the 1934 Act.

(cc) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ee) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently (i) the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (each a “Sanctioned Jurisdiction”). The Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Jurisdiction or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Jurisdiction.

(ff) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Underwriter.

(gg) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(hh) No Rated Securities. Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(ii) Cybersecurity. Except where the impact of which would not reasonably be expected to result in a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could reasonably be excepted to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the failure to maintain such compliance would not reasonably be excepted to result in a Material Adverse Effect.

(jj) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

4. Agreements of the Company. The Company agrees with each Underwriter as follows:

(a) Amendments and Supplements to Registration Statement. The Company shall not, either prior to any effective date or thereafter during such period as the Prospectus is required by law to be delivered (whether physically or through compliance with Rule 172 of the 1933 Act Regulations or any similar rule) (the “Prospectus Delivery Period”) in connection with sales of the Shares by an Underwriter or dealer, amend or supplement the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communications, unless a copy of such amendment or supplement thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Representatives shall not have objected thereto in good faith.

(b) Amendments and Supplements to the Registration Statement, the General Disclosure Package, and the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to, in the reasonable opinion of the Representatives, amend or supplement the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication, or to file a new registration statement containing the Prospectus, in order to comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, including in connection with the delivery of the Prospectus, the Company agrees to (i) promptly notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(f) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters (and, if applicable, to dealers), amendments or supplements to the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication, or any new registration statement, necessary in order to make the statements in the General Disclosure Package, the Prospectus or the applicable Written Testing-the-Waters Communication as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the General Disclosure Package, the Prospectus or the applicable Written Testing-the-Waters Communication, as amended or supplemented, will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or any other applicable law.

(c) Notifications to the Representatives. The Company shall notify the Representatives promptly, and shall confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication misleading (including by omission) or untrue or that requires the making of any changes in the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication in order to make the statements therein, in light of the circumstances in which they are made, not misleading, (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Prospectus or any Written Testing-the-Waters Communication and (vi) of any distribution of Written Testing-the-Waters Communication by or on behalf of the Company (other than through any Underwriter). If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company shall use best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430B, 430C and 462(b) of the 1933 Act Regulations and notify the Representatives promptly of all such filings.

(d) Executed Registration Statement. The Company shall furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto, and shall furnish to the Representatives, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

(e) Undertakings. The Company shall comply with all the provisions of any undertakings contained and required to be contained in the Registration Statement.

(f) Prospectus. The Company shall prepare the Prospectus in a form approved by the Representatives and shall file such Prospectus with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and containing the Rule 430B information and other selling terms of the Shares, the plan of distribution thereof and other such information as may be required by the 1933 Act or the 1933 Act Regulations, with a filing date not later than the second business day following the execution and delivery of this Agreement. Promptly after the effective date of the Registration Statement, and thereafter from time to time, the Company shall deliver to each of the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during the Prospectus Delivery Period. If, during the Prospectus Delivery Period any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading (including by omission), or if it is necessary to supplement or amend the Prospectus to comply with law, the Company shall forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and shall deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request.

(g) Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Representatives, will not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission or retained by the Company under Rule 433 of the 1933 Act Regulations; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Representatives is herein referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement relating to the Shares or would include an untrue statement of material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement, or omission. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(h) Compliance with Blue Sky Laws. Prior to any public offering of the Shares by the Underwriters, the Company shall cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification (or the obtaining of exemptions from the application thereof) of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(i) Reserved.

(j) Availability of Earnings Statements. The Company shall make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date occurs in accordance with Rule 158 of the 1933 Act Regulations, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the effective date of the Registration Statement, and satisfying the provisions of Section 11(a) of the 1933 Act (including Rule 158 of the 1933 Act Regulations).

(k) Payment of Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any Stamp Tax or other taxes payable in connection therewith, (ii) the costs incident to the preparation, printing and filing under the 1933 Act of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus, each Written Testing-the-Waters Communications, if any, and any amendment or supplement to the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication, and the distribution thereof, (iii) the costs of preparing, printing and delivering certificates representing the Shares, (iv) the costs of producing and delivering this Agreement, the Agreement Among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Shares, (v) the costs of furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus, any Permitted Free Writing Prospectus and any Written Testing-the-Waters Communication, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (vi) the costs, fees and expenses of listing the Shares on the Nasdaq Stock Market LLC, (vii) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Shares, (viii) the fees and expenses incident to the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h) hereof and the securities laws of Canada, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and, if requested by the Representatives, the preparation and printing of preliminary, supplemental and final Blue Sky memoranda and a “Canadian wrapper”; provided that the aggregate amount of fees and disbursements of counsel to the Underwriters pursuant to clauses (vii) and (viii) shall not exceed $35,000, (ix) the fees and expenses of counsel to the Company, (x) the costs and charges of DTC and the transfer agent for the Shares, (xi) the fees and expenses of the Accountants, (xii) the costs and expenses of the Company relating to investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Shares, including, without limitation, all costs and expenses associated with any electronic road show, travel and lodging expenses of the officers, employees, agents and other representatives of the Company and consultants engaged in connection with investor presentations, and the cost of any aircraft and other transportation chartered in connection with the road show, (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering.

(l) Reimbursement of Expenses upon Termination of Agreement. If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof or if for any reason the Company shall be unable to perform its obligations or to fulfill any conditions hereunder or if the Underwriters shall terminate this Agreement pursuant to Section 7 hereof or this Agreement is terminated pursuant to the second sentence of Section 8 hereof, the Company shall reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith; provided, however, that the Company shall not be obligated to reimburse the expenses of any defaulting Underwriter under Section 8 hereof.

(m) No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly, take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the 1933 Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(n) Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(o) Lock-Up Agreements of Company, Management, and Equityholders. The Company shall not, for a period of 60 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), directly or indirectly, or file with the Commission a registration statement under the 1933 Act to register, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such shares of Common Stock, securities, warrants or other rights to acquire Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, General Disclosure Package and the Prospectus or (D) any shares of Class A Common Stock issued pursuant to an Election of Exchange made under the Exchange Agreement dated February 2, 2018 by holders of Class B Common Stock and who have rights to make an exchange under the Exchange Agreement. The Company has caused the persons listed in Schedule IV to execute a “lock-up” agreement substantially in the form set forth in Exhibit A.

(p) Transfer Agent. The Company shall engage and maintain at all times, at its expense, a registrar and transfer agent for the Shares.

5. Conditions of the Obligations of the Underwriters. The obligation of each Underwriter to purchase the Firm Shares on the Closing Date or any Option Shares on the Option Closing Date, as the case may be, as provided herein is subject to the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and any Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

(b) No Material Adverse Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (i) there shall not have been a Material Adverse Change, (ii) the Company shall not have incurred any material liabilities or obligations, direct or contingent, (iii) the Company shall not have entered into any material transactions not in the ordinary course of business other than pursuant to this Agreement and the transactions referred to herein, (iv) the Company shall not have issued any securities (other than the Shares) or declared or paid any dividend or made any distribution in respect of its capital stock of any class or debt (long-term or short-term), and (v) no material amount of the assets of the Company shall have been pledged, mortgaged or otherwise encumbered.

(c) No Actions, Suits or Proceedings. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall have been no actions, suits or proceedings instituted, or to the Company’s knowledge, threatened against or affecting, the Company, its subsidiaries or any of their respective officers in their capacity as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign.

(d) All Representations True and Correct and All Conditions Fulfilled. Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date as if made at the Closing Date and any Option Closing Date, as the case may be, and all covenants and agreements contained herein to be performed by the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date and any Option Closing Date, shall have been duly performed, fulfilled or complied with.

(e) Opinions of Counsel to the Company. The Representatives shall have received an opinion and negative assurance letter, each dated the Closing Date and any Option Closing Date, as the case may be, from Dorsey & Whitney LLP, counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriters,

(f) Opinion of Counsel to the Underwriters. The Representatives shall have received an opinion and negative assurance letter, dated the Closing Date and any Option Closing Date, from Latham & Watkins LLP, counsel to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(g) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from the Accountants a letter dated the date of its delivery, addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus. At the Closing Date and

any Option Closing Date, as the case may be, the Representatives shall have received from the Accountants a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to the preceding sentence and have conducted additional procedures with respect to certain financial figures included in the Prospectus, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or any Option Closing Date, as the case may be.

(h) Officers’ Certificates. At the Closing Date and any Option Closing Date, as the case may be, there shall be furnished to the Representatives an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives, to the effect that:

(i) each signer of such certificate has carefully examined the Registration Statement and the Prospectus;

(ii) there has not been a Material Adverse Change;

(iii) each of the representations and warranties of the Company and its subsidiaries contained in this Agreement are, at the time such certificate is delivered, true and correct; and

(iv) each of the covenants required herein to be performed by the Company and its subsidiaries on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company and its subsidiaries on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(j) Lock-Up Agreements. At the date of this Agreement, the Representatives shall have received the executed “lock-up” agreements referred to in Section 4(o) hereof, substantially in the form of Exhibit A, from the persons listed on Schedule IV hereto.

(k) Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as the Representatives may reasonably request, including, without limitation, qualification for exemption from registration or prospectus delivery requirements in the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and any Option Closing Date.

(l) Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and the Closing Date, the Representatives shall have received a certificate of the chief financial or chief accounting officer of the Company, dated each such date, with respect to certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(m) Stock Exchange Listing. The Company will use its reasonable best efforts to maintain the listing of the Securities on the Nasdaq Global Market.

(n) Good Standing. At the Closing Date and any Option Closing Date, the Company shall have furnished to the Representatives satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(o) Company Certificates. The Company shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and any Option Closing Date of any statement in the Registration Statement, the Prospectus or any Written Testing-the-Waters Communication, as to the accuracy at the Closing Date and any Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

(n) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

If any of the conditions hereinabove provided for in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or any Option Closing Date, as the case may be.

6. Indemnification.

(a) Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees, counsel and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430B or 430C, as applicable or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Indemnification of the Company. Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

(c) Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the 1933 Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the 1933 Act will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each affiliate, director, officer, employee, counsel or agent of any Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

7. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to any Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representatives, any of the following shall occur:

(a) trading of any securities of the Company shall have been suspended or limited on any exchange or in any over-the-counter market;

(b) trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the 1934 Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;

(c) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;

(d) the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is, in the sole judgment of the Representatives, such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(e) the Company shall have sustained a loss material or substantial to the Company by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, natural disaster, disease outbreak or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is, in the sole judgment of the Representatives, such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(f) there shall have been a Material Adverse Change that is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

8. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares which they have respectively agreed to purchase pursuant to Section 1 hereof bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares which any Underwriter has become obligated to purchase pursuant to Section 1 hereof be increased pursuant to this Section 8 by more than one-ninth of the number of Firm Shares agreed to be purchased by such Underwriter without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Company and the Representatives for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or the Company (except as provided in Section 4(l) hereof) for the purchase or sale of any Shares under this Agreement. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Miscellaneous.

(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (a) if to the Company, 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84043, attention of Chief Legal Officer; or (b) if to the Underwriters, c/o BMO Capital Markets Corp., 151 W 42nd Street, New York, New York 10036, Attention: Legal Department (Fax: (212) 702-1205) and c/o KeyBanc Capital Markets Inc., KeyBank Tower, 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Equity Syndicate (Telephone: (216) 689-3910). Any such notice shall be effective only upon receipt. Any notice under Section 6 hereof may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing.

(b) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and the controlling persons, affiliates, directors, officers, employees, counsel and agents referred to in Section 6 hereof, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser of Shares from the Underwriters in his, her or its capacity as such a purchaser.

(c) Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d) Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each of the Underwriters is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its securityholders, creditors, employees or any other party, (iii) none of the Underwriters has assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether any Underwriter or its affiliates has advised or is currently advising the Company on other matters) and the Underwriters have no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) each of the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e) Actions of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(g) Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h) Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Waiver of Jury Trial. The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

(j) Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience and reference only and are not to be considered in construing this Agreement.

(k) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,

PURPLE INNOVATION, INC.

By:	/s/ Rob DeMartini
Name: Rob DeMartini
Title: Chief Executive Officer

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP. KEYBANC CAPITAL MARKETS INC.

Acting on behalf of themselves and as Representatives of the several Underwriters named in Schedule I hereof

BMO CAPITAL MARKETS CORP.

By:	/s/ David Geiman
Name: David Geiman
Title: Managing Director, Equity Capital Markets

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Michael Jones
Name: Michael Jones Title: Director, Equity Capital Markets

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Schedule I

Underwriter	Number of Firm Shares
BMO Capital Markets Corp.	5,561,000
KeyBanc Capital Markets Inc.	4,154,000
Truist Securities, Inc.	1,407,000
Raymond James & Associates, Inc.	1,072,000
Craig-Hallum Capital Group LLC	402,000
Roth Capital Partners, LLC	402,000
Wedbush Securities Inc.	402,000

Total	13,400,000

S-I-1

Schedule II

ISSUER FREE WRITING PROSPECTUSES:

None.

S-II-1

Schedule III

1.	The public offering price per share of Common Stock shall be $4.50 per share.

2.	The Company is selling 13,400,000 shares of Common Stock.

3.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,010,000 shares of Common Stock.

S-III-1

Schedule IV

List of Persons and Entities Subject to Lock-up

Pano T. Anthos

Robert T. DeMartini

Gary T. DiCamillo

Adam L. Gray

Claudia Hollingsworth

Paul J. Zepf

Dawn M. Zier

Bennett L. Nussbaum

Eric Haynor

Jeff Hutchings

Keira Krausz

Casey K. McGarvey

John J. Roddy IV

Scott Kerby

S-IV-1

EXHIBIT A

Purple Innovation, Inc.

Form of Lock-up Agreement

February [ • ], 2023

BMO Capital Markets Corp.

KeyBanc Capital Markets Inc.

    As Representatives of the Several Underwriters

c/o BMO Capital Markets Corp.

151 W 42nd Street

New York, New York 10036

and

c/o KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Ladies and Gentlemen:

In consideration of the agreement of the several underwriters (the “Underwriters”), for which BMO Capital Markets Corp. (“BMOCM”) and KeyBanc Capital Markets Inc. (“KeyBanc”) intend to act as Representatives, to underwrite a proposed public offering (the “Offering”) of shares of Class A common stock, par value $0.0001 per share (the “Stock”), of Purple Innovation, Inc., a Delaware corporation (the “Company”), the undersigned hereby irrevocably agrees that the undersigned shall not, for a period (the “Lock-Up Period”) beginning on the date of this Lock-Up Agreement and ending 60 days after the date of the final prospectus for the Offering, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), or require the Company to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or warrants or other rights to acquire shares of Stock of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such shares, securities, warrants or rights collectively, the “Restricted Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Restricted Securities owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions. Any securities of the Company acquired by the undersigned in the Offering (including, without limitation, in any issuer-directed share program) will also be Restricted Securities subject to this Lock-Up Agreement.

The foregoing restrictions shall not apply to:

(i)	transfers of Restricted Securities as a bona fide gift or gifts by the undersigned;

(ii)

transfers or dispositions of Restricted Securities pursuant to a will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned or by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement;

(iii)	transfers or dispositions of Restricted Securities to any trust for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned;

(iv)

transfers or dispositions of Restricted Securities to any of the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act) or to any investment fund or other entity controlled or managed by the undersigned;

(v)	transfers or dispositions of Restricted Securities as a distribution to limited partners, general partners, limited liability company members or stockholders of the undersigned;

(vi)	transfers or dispositions of shares of Stock acquired by the undersigned in open market purchases after the completion of the Offering; or

(vii)	entry by the undersigned into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act;

provided, however, that (a) in the case of (i)–(v) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth herein during the Lock-Up Period; (b) any transfer or disposition pursuant to (i)–(v) above shall not involve a disposition for value; (c) in the case of a transfer or distribution pursuant to (i)–(vi) above, no filing by the undersigned or any other party under the Exchange Act or other public announcement shall be required or made voluntarily during the Lock-Up Period in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); and (d) in the case of (vii) above, such trading plan does not provide for any sales or other dispositions of Restricted Securities during the Lock-Up Period and no public announcement or filing under the Exchange Act or otherwise is made by or on behalf of the undersigned or the Company regarding the establishment of, or sales under, such plan during the Lock-Up Period. For the purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any shares of Stock owned either of record or beneficially by the undersigned, including rights to receive notice of the Offering. In addition, the undersigned hereby irrevocably waives any and all rights to any anti-dilution adjustments, preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Agreement shall automatically terminate and become null and void (i) at such time as the Representatives, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the underwriting agreement relating to the Offering (the “Underwriting Agreement”), that it has determined not to proceed with the Offering, (ii) upon the termination of the Underwriting Agreement before the closing of the Offering, or (iii) on February 9, 2023, if the Offering shall not have been publicly announced by such date.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Restricted Securities except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

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Very truly yours,

Name of Officer, Director or Security Holder
(Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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